                                                                      Exhibit 3i

                               State of Florida

                              [LOGO APPEARS HERE]

                              Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of ENERGY LIBERTY UNLIMITED, INC., a Florida corporation, filed on December 17, 1998, as shown by the records of this office.

The document number of this corporation is P98000104993.






                                                Given under my hand and the
                                            Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                                 Second day of March, 1999


[GREAT SEAL OF THE
 STATE OF FLORIDA                                 /s/ Katherine Harris
  APPEARS HERE]
                                                  Katherine Harris
                                                  Secretary of State

                                                                  FILED
                                                            SECRETARY OF STATE
                                                         DIVISION OF CORPORATION
                                                             98 DEC 17 AM 8:35

ARTICLES OF INCORPORATION

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

ARTICLE I NAME
--------------
The name of the corporation shall be: ENERGY LIBERTY UNLIMITED, INC.



ARTICLE II PRINCIPAL OFFICE
---------------------------
The principal place of business and mailing address of this corporation shall be: POST OFFICE BOX U WHITE SPRINGS, FL 32096



ARTICLE III  SHARES
-------------------
The number of shares of stock that this corporation is authorized to have outstanding at any one time is: ONE HUNDRED MILLION (100,000,000)



ARTICLE IV  INITIAL REGISTERED AGENT AND STREET ADDRESS
-------------------------------------------------------
The name and Florida street address of the initial registered agent are: CHARLES
E. HARDER, FIRST FEDERAL BANK BUILDING FL ROUTE 136 & US 41 WHITE SPRINGS,
FL 32096



ARTICLE V INCORPORATOR
----------------------
The name and address of the incorporator to these Articles of Incorporation are:
    ----------------
CHARLES E. HARDER, FL ROUTE 136 AND US 41 FIRST FEDERAL BANK BUILDING, WHITE SPRINGS, FL 32096


[SIGNATURE APPEARS HERE]                              NOVEMBER 23/1998
------------------------------                   --------------------------
      Signature/Incorporator                              Date



   (An additional article must be added if an effective date is requested.)


Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

[SIGNATURE APPEARS HERE]                               November 23/1998
----------------------------------              -----------------------------
   Signature/Registered Agent                                 Date